PRICING SUPPLEMENT NO. 103                                        Rule 424(b)(3)
DATED:  June 18, 1999                                         File No. 333-61437
(To Prospectus dated August 26, 1998 and
Prospectus Supplement dated January 21, 1998)

                                 $7,315,045,162

                         THE BEAR STEARNS COMPANIES INC.

                           MEDIUM-TERM NOTES, SERIES B

             WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE

Principal Amount:  $100,000,000                      Floating Rate Notes [x]             Book Entry Notes [x]
Original Issue Date:                                 Fixed Rate Notes                    Certificated Notes [_]
June 21, 1999                                        []

Maturity Date:                                       CUSIP#: 073928 KC 6
June 21, 2001
Option to Extend Maturity:                           No  [x]
                                                     Yes [_]   Final Maturity Date:

                                                                    Optional                         Optional
                                   Redemption                       Repayment                        Repayment
Redeemable On                      Price(s)                         Date(s)                          Price(s)
N/A                                N/A                              N/A                              N/A

Applicable Only to Fixed Rate Notes:

Interest Rate:

Interest Payment Date:

Applicable Only to Floating Rate Notes:

Interest Rate Basis:                                                  Maximum Interest Rate: N/A

[_]        Commercial Paper Rate                                      Minimum Interest Rate: N/A

[x]        Federal Funds Rate                                         Interest Reset Date(s): Daily

[_]        Treasury Rate                                              Interest Reset Period: Daily

[_]        LIBOR Reuters                                              Interest Payment Date(s): *

[_]        LIBOR Telerate

[_]        Prime Rate                                                 Interest Payment Period: Quarterly

[_]        CMT Rate


Initial Interest Rate: **
 Index Maturity:  N/A

 Spread (plus or minus): +0.39%

-------------------------------------------

*        9/21/99, 12/21/99, 3/21/00, 6/21/00, 9/21/00, 12/21/00, 3/21/01 and
         6/21/01.

** The Federal Funds Opening Rate as of June 21, 1999 plus 39 basis points.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.